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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Arbor Software Corporation of our report dated April 23, 1998, except as to Note 12 which is as of May 25, 1998, which appears in Arbor Software Corporation's Annual Report on Form 10-K for the year ended March 31, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                           /s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
San Jose, California
July 10, 1998